Exhibit 10.15
ARDELYX, INC.
FIFTH AMENDED AND RESTATED
NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM
Non-employee members of the board of directors (the “Board”) of Ardelyx, Inc. (the “Company”) shall be eligible to receive cash and equity compensation as set forth in this Non-Employee Director Compensation Program (this “Program”), which was adopted pursuant to the Board’s resolutions on May 23, 2014, and amended pursuant to the Board’s resolutions on the dates set forth below. The cash and equity compensation described in this Program shall be paid or be made, as applicable, automatically and without further action of the Board, to each member of the Board who is not an employee of the Company or any parent or subsidiary of the Company (each, a “Non-Employee Director”) who may be eligible to receive such cash or equity compensation, unless such Non-Employee Director declines the receipt of such cash or equity compensation by written notice to the Company. This Program shall remain in effect until it is revised or rescinded by further action of the Board. This Program may be amended, modified or terminated by the Board at any time in its sole discretion. The terms and conditions of this Program shall supersede any prior cash and/or equity compensation arrangements for service as a member of the Board between the Company and any of its Non-Employee Directors. This Program, as amended and restated herein, shall become effective on December 10, 2025 (the “Effective Date”).
1.    Cash Compensation.
(a)    Annual Retainers. Each Non-Employee Director shall be eligible to receive an annual retainer of $50,000 for service on the Board.
(b)    Additional Annual Retainers. In addition, a Non-Employee Director shall receive the following annual retainers:
(i)    Chairman of the Board. A Non-Employee Director serving as Chairman of the Board shall receive an additional annual retainer of $40,000 for such service.
(ii)    Audit Committee. A Non-Employee Director serving as Chairperson of the Audit Committee shall receive an additional annual retainer of $20,000 for such service. A Non-Employee Director serving as a member of the Audit Committee (other than the Chairperson) shall receive an additional annual retainer of $10,000 for such service.
(iii)    Compensation Committee. A Non-Employee Director serving as Chairperson of the Compensation Committee shall receive an additional annual retainer of $15,000 for such service. A Non-Employee Director serving as a member of the Compensation Committee (other than the Chairperson) shall receive an additional annual retainer of $7,500 for such service.
(iv)     Nominating and Corporate Governance Committee. A Non-Employee Director serving as Chairperson of the Nominating and Corporate Governance Committee shall receive an additional annual retainer of $10,000 for such service. A Non-Employee Director serving as a member of the Nominating and Corporate Governance

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Committee (other than the Chairperson) shall receive an additional annual retainer of $5,000 for such service.
(c)    Payment of Retainers. The annual retainers described in Sections 1(a) and 1(b) (the “Annual Retainers”) shall be paid by the Company in a single cash lump sum immediately following the Effective Date and on the date of each annual meeting of the Company’s stockholders after the Effective Date. In the event a Non-Employee Director is initially elected or appointed to the Board or a committee thereunder on a date other than the date of an annual meeting of the Company’s stockholders, the Annual Retainers paid to such Non-Employee Director shall be paid on the date of election or appointment, prorated to reflect the number of months (rounded up to the next whole month) remaining until the next annual meeting of the Company’s stockholders.
(d)     Election to Receive Restricted Stock Units in Lieu of Annual Retainers.
Non-Employee Directors shall have the ability to elect to receive the Annual Retainers in an award of restricted stock units (a “Retainer RSU Award”) in lieu of cash pursuant to an election form provided by the Company for such purpose. In the event that a Non-Employee Director timely makes an election to receive the Annual Retainers in Retainer RSU Award in lieu of cash, on the annual meeting of the Company’s stockholders, he or she will automatically be granted that number of fully vested restricted stock units calculated by dividing the aggregate amount of the Annual Retainers by the Fair Market Value (as defined in the Equity Plan (as defined below)) of a share of Company common stock on the date of grant, rounded down to the nearest whole restricted stock unit. The Retainer RSU Awards shall be granted under and shall be subject to the terms and provisions of the Company’s Amended and Restated 2014 Equity Incentive Award Plan or any other applicable Company equity incentive plan then-maintained by the Company (such plan, as may be amended from time to time, the “Equity Plan”). In the event of any inconsistency between the Equity Plan and this Program, the terms of this Program shall control.
(i)    Election Method. Each Retainer RSU Election must be submitted to the Company in the form and manner specified by the Board. Non-Employee Directors must complete and deliver the election form to the Company no later than 15 days prior to the next annual meeting of the Company’s stockholders, provided, that in the event the Board determines to permit the deferral of Retainer RSU Awards pursuant to Section 2(c), then the election to receive a Retainer RSU Award in lieu of cash must comply with the following timing requirements:
A.     Initial Retainer RSU Election. Each Non-Employee Director as of the date deferrals of restricted stock units are first permitted pursuant to Section 2(c) and each individual who first becomes a Non-Employee Director after the date such deferrals are first permitted may make a Retainer RSU Election with respect to the Annual Retainer scheduled to be paid after the Effective Date and in the same calendar year as such date or such individual first becomes a Non-Employee Director (the “Initial Retainer RSU Election”). The Initial Retainer RSU Election must be submitted to the Company before the thirtieth day after deferrals of restricted stock units are first permitted or on or before the date that the individual first becomes a Non-Employee Director (the “Initial Election Deadline”), and

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the Initial Retainer RSU Election shall become final and irrevocable as of the Initial Election Deadline.
B.     Annual Retainer RSU Election. No later than December 31 of each calendar year, or such earlier deadline as may be established by the Board, in its discretion (the “Annual Election Deadline”), each individual who is a Non-Employee Director as of immediately before the Annual Election Deadline may make a Retainer RSU Election with respect to the Annual Retainer relating to services to be performed in the following calendar year (the “Annual Retainer RSU Election”). The Annual Retainer RSU Election must be submitted to the Company on or before the applicable Annual Election Deadline and shall become final and irrevocable for the subsequent calendar year as of the applicable Annual Election Deadline.
2.    Equity Compensation. Non-Employee Directors shall be granted the equity awards described below. The awards described below shall be granted under and shall be subject to the terms and provisions of the Equity Plan and shall be granted subject to the execution and delivery of award agreements, including attached exhibits, in substantially the forms previously approved by the Board. All applicable terms of the Equity Plan apply to this Program as if fully set forth herein, and all grants of stock options hereby are subject in all respects to the terms of the Equity Plan. In the event of any inconsistency between the Equity Plan and this Program, the terms of this Program shall control.
(a)    Initial Awards. Each Non-Employee Director who is initially elected or appointed to the Board after the Effective Date shall be eligible to receive, on the date of such initial election or appointment, an equity grant comprised of an option to purchase shares of the Company’s common stock (the “Initial Option Award”) and an award of restricted stock units (the “Initial RSU Award” and together with the Initial Option Award, the “Initial Awards”) with the split of the Initial Option Award and Initial RSU Award determined by the Board such that the aggregate grant date Fair Market Value of the Initial Awards is $450,000, but with a maximum number of shares of 200,000 shares of the Company’s common stock. No Non-Employee Director shall be granted more than one Initial Award.
(b)    Subsequent Awards. A Non-Employee Director who (i) has been serving on the Board for at least six months as of the date of any annual meeting of the Company’s stockholders after the Effective Date and (ii) will continue to serve as a Non-Employee Director immediately following such meeting, shall be automatically granted, on the date of such annual meeting, an equity grant comprised of an option to purchase shares of the Company’s common stock (the “Subsequent Option Award”) and an award of restricted stock units (the “Subsequent RSU Award” and together with the Subsequent Option Award, the “Subsequent Awards”) with the split of the Subsequent Option Award and Subsequent RSU Award determined by the Board such that the aggregate grant date Fair Market Value of the Subsequent Awards is $300,000, but covering a maximum of 100,000 shares of the Company’s common stock. For the avoidance of doubt, a Non-Employee Director elected for the first time to the Board at an annual meeting of the Company’s stockholders shall only receive Initial Awards in connection with such election, and shall not receive any Subsequent Awards on the date of such meeting as well.

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(c)    Election to Defer Issuances of Restricted Stock Units. The Board may, in its discretion, provide each Non-Employee Director with the opportunity to defer the issuance of the shares underlying the Retainer RSU Awards, Initial RSU Awards, and Subsequent RSU Awards, that would otherwise be issued to the Non-Employee Director in connection with the vesting or grant of the restricted stock units until the earliest of a fixed date properly elected by the Non-Employee Director, the Non-Employee Director’s Termination of Service or a Change in Control (each as defined in the Equity Plan). Any such deferral election (“Deferral Election”) shall be subject to such rules, conditions and procedures as shall be determined by the Board, in its sole discretion, which rules, conditions and procedures shall at all times comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended from time to time, unless otherwise specifically determined by the Board. If an individual elects to defer the delivery of the shares underlying the Retainer RSU Awards, Initial RSU Awards, and Subsequent RSU Awards, settlement of the deferred restricted stock units shall be made in accordance with the terms of the Deferral Election.
(i)    Election Method. Each Deferral Election must be submitted to the Company in the form and manner specified by the Board. Deferral Elections must comply with the following timing requirements:
A.     Initial Deferral Election. During the thirty-day period immediately following the date the Board first determines to permit deferrals under this Program each Non-Employee Director and, solely in respect of each individual who first becomes a Non-Employee Director after the Effective Date, such Non-Employee Director may make a Deferral Election with respect to the Non-Employee Director’s Initial RSU Award, Subsequent RSU Awards and Retainer RSU Awards that otherwise would be granted after the date of such election and in the same calendar year as the date deferrals are first permitted or such individual first becomes a Non-Employee Director (the “Initial Deferral Election”). The Initial Deferral Election must be submitted to the Company on or before the Initial Election Deadline, and the Initial Deferral Election shall become final and irrevocable as of the Initial Election Deadline.
B.     Annual Deferral Election. No later than the Annual Election Deadline, each individual who is a Non-Employee Director as of immediately before the Annual Election Deadline may make a Deferral Election with respect to the Subsequent RSU Award and Retainer RSU Awards to be granted in the following calendar year (the “Annual Deferral Election”). The Annual Deferral Election must be submitted to the Company on or before the applicable Annual Election Deadline and shall become final and irrevocable for the subsequent calendar year as of the applicable Annual Election Deadline.
(d)    Termination of Service of Employee Directors. Members of the Board who are employees of the Company or any parent or subsidiary of the Company who subsequently terminate their service with the Company and any parent or subsidiary of the Company and remain on the Board will not receive an Initial Award pursuant to Section 2(a) above, but to the extent that they are otherwise eligible, will be eligible to receive, after termination from service with the Company and any parent or subsidiary of the Company, Subsequent Awards as described in Section 2(b) above.

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(e)    Terms of Awards Granted to Non-Employee Directors.
(i)     Purchase Price. The per share exercise price of each option granted to a Non-Employee Director shall equal the Fair Market Value of a share of common stock on the date the option is granted.
(ii)    Vesting. Each Initial Option Award shall vest and become exercisable with respect to 1/36th of the shares subject to the Initial Option Award on each monthly anniversary of the date of grant, subject to the Non-Employee Director continuing in service on the Board through each such vesting date. Each Initial RSU Award shall vest with respect to 1/12th of the shares on each designated Company quarterly vest date following the date of grant, subject to the Non-Employee Director continuing in service on the Board through each such vesting date. Each Subsequent Option Award shall vest and become exercisable with respect to 1/12th of the shares subject to the Subsequent Option Award on each monthly anniversary of the date of grant, which vesting will accelerate in full immediately prior to the next annual meeting of the Company’s stockholders after the date of grant to the extent unvested as of such date, subject to the Non-Employee Director continuing in service on the Board through each such vesting date. Each Subsequent RSU Award shall vest with respect to 1/4th of the shares on each designated Company quarterly vest date following the date of grant, subject to the Non-Employee Director continuing in service on the Board through each such vesting date. Unless as otherwise specified herein, no portion of an Initial Award or Subsequent Award which is unvested and/or unexercisable at the time of a Non-Employee Director’s termination of service on the Board shall become vested and/or exercisable thereafter. All of a Non-Employee Director’s Initial Awards and Subsequent Awards, and any other stock options or other equity-based awards outstanding and held by the Non-Employee Director, shall vest in full immediately prior to the occurrence of a Change in Control, to the extent outstanding at such time.
(iii)    Term. The term of each stock option granted to a Non-Employee Director shall be ten (10) years from the date the option is granted.
(iv)    Equity Plan. In the event of any inconsistency between the Equity Plan and this Program, the terms of this Program shall control.
3.    Reimbursements. The Company shall reimburse each Non-Employee Director for all reasonable, documented, out-of-pocket travel and other business expenses incurred by such Non-Employee Director in the performance of his or her duties to the Company in accordance with the Company’s applicable expense reimbursement policies and procedures as in effect from time to time.
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Adopted pursuant to Board resolution: May 23, 2014
Amended pursuant to Board resolution:
March 3, 2017; March 14, 2019; March 11, 2021; June 15, 2022; December 5, 2023; January 9, 2025; April 28, 2025 and December 10, 2025
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